Exhibit 21

Subsidiaries of The Marcus Corporation as of December 30, 2021
The Marcus Corporation owns equity in the following entities:
Name State of Organization
B&G Realty, LLC      Wisconsin
Corners of Brookfield, LLC      Wisconsin
First American Finance Corporation      Wisconsin
Hospitalitas Indemnity, Inc. Delaware
Marcus Consid, LLC      Wisconsin
Marcus Hotels, Inc.     Wisconsin
Marcus Restaurants, Inc.     Wisconsin
Marcus Theatres Corporation     Wisconsin
MCS Capital, LLC     Wisconsin
Moorhead Green, LLC     Delaware

B&G Realty, LLC is the sole member of the following limited liability companies:
Name State of Organization
Marcus Southridge Development, LLC     Wisconsin
MH Exchange III, LLC     Wisconsin
MH Exchange IV, LLC     Wisconsin
MH Exchange V, LLC     Delaware
MH Exchange VI, LLC     Delaware

Colony Inns Restaurant Corporation owns all of the equity in the following entities:
Name State of Organization
EFAH, LLC Wisconsin
International Exports, LLC     Wisconsin
International Exports Chicago, LLC     Wisconsin
SHIP, LLC Wisconsin

Igloo Acquisition, LLC is the sole member of the following limited liability company:
Name State of Organization
Igloo Acquisition Owner, LLC     Delaware

Marcus Cinemas of Minnesota and Illinois, Inc. owns all of the equity in the following entity:
Name      State of Organization
Marcus Cinemas of Wisconsin, LLC     Wisconsin

Marcus Cinemas of Wisconsin, LLC is the sole member of the following limited liability company:
Name State of Organization
MMT Texny, LLC Texas

Marcus Development, LLC is the sole member of the following limited liability companies:
Name State of Organization
Marcus Management Las Vegas, LLC     Nevada
Platinum Condominium Development, LLC     Nevada
Platinum Holdings Las Vegas, LLC     Nevada

Marcus Hotels, Inc. owns all of the equity in the following entities:
Name State of Organization
Grand Geneva, LLC Wisconsin
Marcus Bloomington, LLC Minnesota
Marcus Development, LLC Wisconsin
Marcus Edgewater, LLC Wisconsin
Marcus El Paso, LLC Wisconsin
Marcus Hotels Hospitality, LLC Wisconsin
Marcus Lincoln Hotel, LLC Wisconsin
Marcus Murieta, LLC Wisconsin
Marcus North Hollywood, LLC Wisconsin
Marcus Northstar, Inc. Minnesota
Marcus Omaha, LLC Wisconsin
Marcus Omaha Ownership, LLC Wisconsin
Marcus RS, LLC Wisconsin
Marcus SCHIL, LLC Wisconsin
Marcus Skirvin, Inc. Wisconsin
Marcus SPB, LLC Wisconsin
Marcus Steel City, LLC Wisconsin
Marcus W, LLC Wisconsin
MH Exchange Holdings, LLC Wisconsin
Milwaukee City Center, LLC Wisconsin
Pfister, LLC Wisconsin
Resort Missouri, LLC Delaware
Rush Ontario, LLC Delaware

Marcus Midwest, LLC is the sole member of the following limited liability company:
Name State of Organization
MMT Lapagava, LLC Wisconsin

Marcus Omaha Ownership, LLC is a 10% member of the following limited liability company:
Name State of Organization
Capitol District Hotel, LLC Nebraska

Marcus Restaurants, Inc. owns all of the equity in the following entities:
Name State of Organization
Café Refreshments, Inc. Wisconsin
Captains-Kenosha, Inc. Wisconsin
Colony Inns Restaurant Corporation Wisconsin

Marcus Skirvin, Inc. is a 60% member of the following limited liability company:
Name State of Organization
Skirvin Partners, LLC Oklahoma

Marcus Steel City, LLC is a 10% member of the following limited liability company:
Name State of Organization
Igloo Acquisition, LLC     Delaware

Marcus Theatres Corporation owns all of the equity in the following entities:
Name State of Organization
Family Entertainment, LLC     Wisconsin
Marcus Cinemas of Minnesota and Illinois, Inc.      Illinois
Marcus Cinemas of Ohio, LLC     Wisconsin

Marcus Midwest, LLC Wisconsin
Marcus Theatre Management, LLC Wisconsin
Nebraska Entertainment, Inc. Nebraska
P-Corn Acquisitions of Minnesota and Illinois, LLC Wisconsin
P-Corn Acquisitions of Missouri Corporation Missouri

MH Exchange Holdings, LLC is the sole member of the following limited liability company:
Name State of Organization
MH Exchange, LLC Wisconsin